UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 1, 2009 (July 1, 2009)

SkyTerra Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13865	23-2368845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10802 Parkridge Boulevard
Reston, VA 20191
(Address of principal executive offices, including zip code)
(703) 390-2700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          On July 1, 2009, SkyTerra Communications, Inc. (the "Company"), SkyTerra LP and SkyTerra Finance Co. ("SkyTerra Finance") completed the third of four previously announced issuances of SkyTerra LP's 18% Senior Notes due 2013 (the "Notes") in $75.0 million aggregate principal amount. The Notes were sold pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement") by and among the Company, SkyTerra LP, SkyTerra Finance, Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Special Situations Fund, L.P. (together, "Harbinger"), dated July 24, 2008, as amended on January 7, 2009 by Amendment No. 1 (the "Amendment") to the Securities Purchase Agreement. The Securities Purchase Agreement was filed as Exhibit 10.3 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on July 25, 2008 and the Amendment was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on January 7, 2009, and both are incorporated herein by reference. As previously disclosed, SkyTerra LP and SkyTerra Finance entered into an Indenture (the "Indenture"), dated January 7, 2009, with the Guarantors named therein and The Bank of New York Mellon, as Trustee, which was filed as Exhibit 4.4 to the Company's Annual Report on Form 10-K filed with the SEC on March 2, 2009, and is incorporated herein by reference. The Notes were issued pursuant to such Indenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: July 1, 2009	By:	/s/ Randy Segal
Name: Randy Segal
Title: Senior Vice President, General Counsel and Secretary